Exhibit J

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1 of Baron Select Funds of our report dated February 23, 2018, relating to the financial statements and financial highlights, which appears in Baron WeatlthBuilder Fund’s Annual Report on Form N-CSR for the year ended December 31, 2017. We also consent to the references to us under the headings “Financial Highlights”, “Independent Registered Public Accountants” and “Financial Statements” in such Registration Statement.

New York, NY

April 27, 2018